CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of Apollo Investment Corporation of our report dated June 16, 2016 relating to the consolidated financial statements of Merx Aviation Finance LLC and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Dublin, Ireland
October 4, 2016